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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2001 except for note 17 as to which the date is March 26, 2001, relating to the financial statements, which appears in Eloquent's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 20, 2001 relating to the financial statement schedules, which appear in such Annual Report on Form 10-K.





PricewaterhouseCoopers LLP

San Jose, California
March 30, 2001